UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2006

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In connection with Steven G. Murdock's resignation as Chief Executive Officer, President and Secretary of Meade Instruments Corp. (the "Company"), the Company and Mr. Murdock have entered into an Executive Severance Agreement which sets forth, among other matters, the Company’s severance arrangements with Mr. Murdock and Mr. Murdock’s agreement to act as a consultant for the Company for two years following his resignation.

In connection with the Executive Severance Agreement, the Company and Mr. Murdock have entered into a Registration Rights Agreement, pursuant to which the Company agreed to register for resale all of Mr. Murdock's current shares of the common stock of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.75 - Executive Severance Agreement, dated as of May 17, 2006, by and between Meade Instruments Corp., a Delaware corporation, and Steven G. Murdock, an individual.

Exhibit 10.76 - Registration Rights Agreement, dated as of May 17, 2006, by and between Meade Instruments Corp., a Delaware corporation, and Steven G. Murdock, an individual.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

May 18, 2006	By:	Mark D. Peterson

Name: Mark D. Peterson
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.75	Executive Severance Agreement (excluding exhibits), dated as of May 17, 2006, by and between Meade Instruments Corp., a Delaware corporation, and Steven G. Murdock, an individual.
10.76	Registration Rights Agreement, dated as of May 17, 2006, by and between Meade Instruments Corp., a Delaware corporation, and Steven G. Murdock, an individual.